MDI, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the acquisition by MDI, Inc of FAS Construction Management, Inc. and are derived from our historical financial statements and the historical financial statements of FAS Construction Management, Inc.  The historical financial statements have been adjusted as described in the notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should not be considered representative of our future consolidated results of operations or financial positions.

The following unaudited pro forma condensed combined financial information and explanatory entries present how the combined financial statements of MDI, Inc. and FAS Construction Management, Inc. would have been combined as of September 30, 2007 (with respect to the balance sheet) and for the nine months ended September 30, 2007 and for the year ended December 31, 2006 (with respect to the statement of operations) had the acquisition occurred at the beginning of each period.  The unaudited pro forma condensed combined financial information shows the impact of the merger of MDI, Inc. and FAS Construction Management, Inc. on the financial position and results of operations under the purchase method of accounting with MDI, Inc. treated as the acquirer.  Under this method of accounting, the assets and liabilities of FAS Construction Management, Inc. are recorded by MDI, Inc. at the estimated fair values as of the date the merger is completed.

On October 8, 2007, and October 19, 2007, MDI acquired STC Holdings, Inc. and FAS Construction Management, Inc. respectively.  The acquisitions are accounted for as a single business acquisition under the purchase method of accounting.  The acquisition of STC Holdings provided for MDI, Inc. to pay 3,306,122 shares of MDI, Inc. common stock and the acquisition of FAS Construction Management, Inc. provided for MDI, Inc. to pay 5,000,000 shares of MDI, Inc. common stock.  The acquisitions were valued in accordance with EITF Issue No. 99-12, Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined as of the dates indicated.  This financial information has been derived from and should be read together with the historical consolidated financial statements and the related notes of MDI, Inc., reflected in its quarterly and annual SEC filings, and of FAS Construction Management, Inc. appearing elsewhere in this document.  In addition, as explained more fully in the accompanying notes to the unaudited pro forma condensed combined financial information, the allocation of the purchase price reflected in the pro forma condensed combined financial information is preliminary and is subject to adjustment and may vary from the actual purchase price allocation that will be recorded as of the effective date of the merger.

MDI, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AT SEPTEMBER 30, 2007
(in thousands, except share and per share data)

	MDI, Inc. (A)	FAS Construction Management, Inc. (B)	Entries in Consolidation and Intercompany Eliminations	Pro Forma Adjustments	MDI, Inc. Pro Forma
Current Assets:
Cash and cash equivalents	$1,969	$ 583	$ -	$ -	$ 2,552
Restricted cash	-	425	-	-	425
Accounts receivable	1,067	785	-	-	1,852
Inventories	466	-	-	-	466
Other current assets	232	29	-	986 (G)	1,247
Total current assets	3,734	1,822	-	986	6,542

Property and equipment, net	204	5,506	(441) (C)	-	8,380
			3,143(D)
			(32) (F)
Goodwill	4,612	-	3,409 (F)	-	8,021
Investment in subsidiary	-	-	710 (C)	(710) (G)	-
			410 (E)
			(410) (F)
Other non current assets	529	349	1,333 (F)	(205) (H)	2,006
Total assets	9,079	7,677	$ 8,122	$ 71	$ 24,949
Current Liabilities:
Accounts payable	$ 595	$ 166	$ -	$ -	$ 761
Accounts payable – contractors	-	1,484	-	-	1,484
Accrued expenses	1,133	778	-	-	1,911
Deferred income	304	476	-	-	780
Line of credit	-	365	-	-	365
Notes payable	-	5,995	-	(471) (H)	5,524

Total Liabilities	2,032	9,264	-	(471)	10,825

Stockholders' Equity:
Preferred stock	977	-	-	-	977
Common stock	321	-	50 (F)	-	371
Additional paid in capital	141,451	2141	2,777 (D)	-	148,478
			(2,141) (E)
			4,250 (F)
Subscription receivable	(2,600)	-	-	-	(2,600)
Accumulated deficit	(133,102)	(3,728)	269 (C)	276 (G)	(133,102)
			366 (D)	266 (H)
			2,551 (E)
Total stockholders' equity	7,047	(1,587)	8,122	542	14,124
Total liabilities and stockholders' equity	$ 9,079	$ 7,677	$ 8,122	$ 71	$ 24,949

MDI, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AT SEPTEMBER 30, 2007
(in thousands, except share and per share data)

Pro forma adjustments are computed assuming the merger transaction was consummated on September 30, 2007.

(A)	Represents MDI, Inc. ("MDI") historical balance sheet as of September 30, 2007.
(B)	Represents FAS Construction Management, Inc. ("FAS") historical balance sheet as of September 30, 2007 including STC Holdings, Inc. as part of the combined balance sheet.
(C)	Represents elimination of intercompany fixed assets $441, records the investment in subsidiary $710 (eliminated in entry G) and eliminates accumulated deficit of $269.
(D)
This entry represents entries in consolidation, related to MDI's acquisition of STC, to reflect the step-up in bases of property $3,143; $366 accumulated deficit of STC; and record $2,777 additional paid in capital of MDI.

(E)
This entry represents entries in consolidation to eliminate equity of FAS (including the impact of entries G and H).  This entry recorded an investment of $410 (eliminated in entry F); it eliminated FAS additional paid in capital of $2,141; and accumulated deficit of $2,551.

(F)
This entry represents entries in consolidation to record MDI common stock $50, additional paid in capital $4,250; eliminate investment $410 (recorded in entry E); write down $32 in fixed assets acquired; record $3,409 goodwill; $1,267 customer relations intangible; and $66 trade name intangible.  The purchase price valuation is not completed and is based on information currently available.  The Company may adjust its purchase price after obtaining more information.

(G)
Represents the effects of the October 8th, 2007 transaction where FAS sold its investment in STC Holdings, Inc. and received a short term note receivable of $986.  This entry eliminated $710 of investment in subsidiary, recorded $986 other current asset and reflected as a gain of $276 in accumulated deficit.

(H)
In exchange for forgiveness of related party debt, FAS transferred its other investments to its debt holders.  This entry reflects the $205 elimination of these investments and $471 related party debt  with a gain of $266 reflected in the accumulated deficit.

MDI, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2006
(in thousands, except share and per share data)

	MDI, Inc. (A)	FAS Construction Management, Inc. (B)	Pro Forma Adjustments	MDI, Inc. Pro Forma

Net sales	$ 8,720	$ 5,021	$ -	$ 13,741

Rental income	-	-	-	-
	8,720	5,021	-	13,741
Cost of sales	4,419	2,357	-	6,776

Gross profit	4,301	2,664	-	6,965

Other operating costs:
Selling, general and administrative	10,751	1,755	(71) (C)	12,435
Depreciation and amortization	534	31	372 (E)	937
	11,285	1,786	301	13,372

Operating income (loss)	(6,984)	878	(301)	(6,407)

Other income (expense):
Interest expense	-	(120)	22 (D)	(98)
Other, net	12	131	-	143
	12	11	22	45
Income (loss) before income taxes and discontinued operations	(6,972)	889	(279)	(6,362)
Income taxes	-	-	-	-
Income (loss) from continuing operations	(6,972)	889	(279)	(6,362)

Loss from discontinued operations	(12)	-	-	(12)
Net income (loss)	(6,984)	889	(279)	(6,374)

Preferred dividends	(34)	-	-	(34)
Net income (loss) allocable to common shareholders	$ (7,018)	$ 889	$ (279)	$ (6,408)

Basic and diluted (loss) earnings per share	$ (0.33)	$ 0.11		$ (0.22)

Basic and diluted weighted average shares outstanding	21,472,634	3,306,122 (F)		29,778,756
		5,000,000 (G)

MDI, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2006
(in thousands, except share and per share data)

Pro forma adjustments are computed assuming the merger transaction was consummated at the beginning of the period.

(A)	Represents MDI, Inc. ("MDI") historical statement of operations for the year ended December 31, 2006.
(B)
Represents FAS Construction Management, Inc. ("FAS") historical statement of operations for the year ended December 31, 2006 including STC Holdings, Inc. as part of the combined statement of operations.

(C)	Represents elimination of FAS board of directors' fees of $71.
(D)	Elimination of related party interest expense of $22 from forgiveness of debt as part of the October 19th, 2007 transaction.
(E)	Represents additional amortization expense of acquired trade name intangible $13 and customer relationships intangible $359.
(F)	STC Holdings, Inc. purchase price was 3,306,122 shares, increase reflects weighted share average impact of January 1, 2006 acquisition assumption.
(G)	FAS Construction Management, Inc. purchase price was 5,000,000 shares, increase reflects weighted average impact of January 1, 2006 acquisition assumption.

MDI, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
(in thousands, except share and per share data)

	MDI, Inc. (A)	FAS Construction Management, Inc. (B)	Pro Forma Adjustments	MDI, Inc. Pro Forma

Net sales	$ 5,949	$ 4,116	$ (16) (E)	$ 10,049
Rental income	-	147	(123) (C)	24
	5,949	4,263	(139)	10,073
Cost of sales	2,686	1,986	-	4,672
Gross profit	3,263	2,277	(139)	5,401

Other operating costs:
Selling, general and administrative	7,312	1,619	(123) (C)	8,650
			(16) (E)
			(142) (F)
Depreciation and amortization	89	152	67 (D)	587
			279 (H)
	7,401	1,771	65	9,237

Operating income (loss)	(4,138)	506	(204)	(3,836)

Other income (expense):
Interest expense	(49)	(616)	34 (G)	(631)
Other, net	511	192	-	703
	462	(424)	34	72
Income (loss) before income taxes	(3,676)	82	(170)	(3,764)
Income taxes	(2)	(20)	-	(22)
Net income (loss)	(3,678)	62	(170)	(3,786)

Preferred dividends	(25)	-	-	(25)
Net income (loss) allocable to common shareholders	$ (3,703)	$ 62	$ (170)	$ (3,811)

Basic and diluted loss per share	$ (0.12)	$ 0.01		$ (0.11)

Basic and diluted weighted average shares outstanding	29,767,250	363,310 (I)		35,130,560
		5,000,000 (J)

MDI, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
(in thousands, except share and per share data)

Pro forma adjustments are computed assuming the merger transaction was consummated at the beginning of the period.

(A)	Represents MDI, Inc. ("MDI") historical statement of operations for the nine months ended September 30, 2007.
(B)
Represents FAS Construction Management, Inc. ("FAS") historical statement of operations for the nine months ended September 30, 2007 including STC Holdings, Inc. as part of the combined statement of operations.

(C)	Elimination of $123 rental income and expense charged by STC Holdings to MDI $123.
(D)	Represents additional $67 depreciation expense related to step up in basis of property placed in service in January 2007.
(E)	Elimination of intercompany sales and expenses of $16 related to services performed by FAS for MDI.
(F)	Represents elimination of FAS board of directors' fees of $142.
(G)	Elimination of related party interest expense of $34 from forgiveness of debt as part of the October 19th, 2007 transaction.
(H)	Represents additional amortization expense of acquired trade name intangible $10 and customer relationships intangible $269.
(I)
On January 31, 2007, the Company entered into a Stock Purchase Agreement with Stratis Authority, Inc. (“Stratis”) pursuant to which Stratis agreed to purchase 5,306,122 shares of common stock (“Shares”).  Stratis assigned its rights to purchase the Shares to Ridgemont Investment Group LLC (“Ridgemont”) and the Company consented to the assignment on August 7, 2007 by entering into a Consent to Assignment of and Amendment to Stock Purchase Agreement pursuant to which Ridgemont agreed to purchase from the Company the Shares for the following consideration (“Purchase Price”): (a) $2,600,000 in exchange for 2,000,000 of the Shares; and (b) in exchange for 3,306,122 of the Shares, Ridgemont agreed to transfer to the Company all of the shares of STC Holdings, Inc. The 336,310 share increase represents the weighted average share impact of January 1, 2007 acquisition assumption.

(J)	FAS Construction Management, Inc. purchase price was 5,000,000 shares, increase reflects weighted average impact of January 1, 2007 acquisition assumption.